FOR IMMEDIATE RELEASE
                                                FOR INFORMATION CONTACT:

                                                DANIEL M. CLARKE
                                                Chief Financial Officer
                                                Giga Information Group
                                                One Longwater Circle
                                                Norwell, Massachusetts 02061
                                                1 (781) 982-9500
                                                Fax: 1 (781) 871-4098
                                                dclarke@gigaweb.com


              GIGA INFORMATION GROUP REPORTS FIRST QUARTER RESULTS


  TOTAL REVENUES UP 40 PERCENT; CONTINUOUS INFORMATION SERVICES REVENUES
              UP 52 PERCENT; ANNUALIZED VALUE INCREASES 54 PERCENT


CAMBRIDGE, Mass. (April 28, 1999) -- Giga Information Group, Inc. (NASDAQ: GIGX) today announced that revenues for the first quarter ended March 31, 1999 increased 40 percent to $11.9 million from $8.6 million in the same period of 1998. Revenues from continuous information services for the first quarter of 1999 increased 52 percent to $10.4 million from $6.8 million in the same period last year. The net loss for the first quarter of 1999 decreased to $3.6 million, or $0.36 per share, from $3.8 million, or $1.81 per share, in the first quarter of 1998.

Annualized Value* at March 31, 1999 was $45.5 million versus $29.5 million at March 31, 1998, representing a 54 percent increase year-over-year.

"While results in the first quarter of 1999 reflect some slowing in revenue and AV growth, the likelihood of which we have previously discussed, our absolute growth was strong," said Gideon I. Gartner, Chairman and CEO. "We remain cautiously optimistic that, after this year of transition for Giga and its industry sector, we will continue to outperform the sector. The first quarter was impacted by the reorganization of Giga's sales force, a slowdown in sales of its Y2K

                                     (more)

Giga Information Group Announces First Quarter 1999 Results              2-2-2


offering, and continuing competitive pressure, which I believe is affecting all the major advisory companies. We are making good progress in the search for a new company CEO."

ABOUT GIGA INFORMATION GROUP

Giga Information Group, founded by industry leader Gideon I. Gartner, delivers technology and management advice to IT decision-makers via innovative research processes and a leading-edge Web interface. Giga's research focus is on helping companies integrate their businesses with the Internet; it also covers issues pertaining to the computing, telecommunications and related industries. Giga began providing its services in April 1996, and now has a global client base exceeding 950 organizations and over 14,000 individuals. Its enterprise clients include IT decision-makers who sell technology, who use technology, and who invest in technology.

Headquartered in Cambridge, Massachusetts, Giga has 10 other offices covering the Americas and Europe. Giga is also represented by distributors in other areas of the world. The Company's Web site can be accessed at http://www.gigaweb.com. The Company's logo with the name "Giga Information Group" is a registered trademark of Giga Information Group, Inc.

*The Company defines Annualized Value as the cumulative annualized subscription value of the Company's continuous information services contracts in effect at any given point in time.


                                      # # #

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements, including those concerning the Company's expectations, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward looking statements. In evaluating such statements as well as the future prospects of the Company, specific consideration should be given to various factors including the following: the Company's prior losses and anticipation of future losses; the Company's need to attract and retain qualified personnel; the Company's dependence on sales and renewals of subscription-based services; the Company's ability to achieve and sustain high renewal rates; the Company's ability to manage and sustain growth; the Company's future capital needs and the risks of working capital deficiency; the Company's dependence on key personnel; competition; the risks associated with the development of new services and products; the potential for significant fluctuations in quarterly operating results; continued market acceptance and demand for Giga services; uncertainties relating to proprietary rights; the Company's dependence on the Internet infrastructure; the risk of system failure; the risks related to content; the risks associated with international operations; and other risks as detailed from time-to-time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.

GIGA INFORMATION GROUP, INC.

CONSOLIDATED OPERATING RESULTS
    (IN THOUSANDS, EXCEPT SHARE AND                          QUARTER ENDED MARCH 31,
        PER SHARE DATA)                                  ---------------------------------
                                                               (UNAUDITED)           %
                                                            1999         1998     CHANGE
                                                         -----------  ----------- --------
REVENUES:
    Continuous Information Services                        $ 10,354      $ 6,804      52%
    Other, principally events                                 1,586        1,748      -9%
                                                         -----------  -----------
        Total revenues                                       11,940        8,552      40%
                                                         -----------  -----------

COSTS AND EXPENSES:
    Cost of services                                          5,940        4,462      33%
    Sales and marketing                                       6,782        5,781      17%
    Research and development                                    254          339     -25%
    General and administrative                                2,118        1,352      57%
    Depreciation and amortization                               379          385      -2%
                                                         -----------  -----------
        Total costs and expenses                             15,473       12,319      26%
                                                         -----------  -----------

LOSS FROM OPERATIONS                                         (3,533)      (3,767)     -6%
                                                         -----------  -----------

INTEREST INCOME                                                 254           37     n.a.
INTEREST EXPENSE                                                (37)         (86)    -57%
FOREIGN EXCHANGE GAIN/(LOSS)                                   (244)         (16)    n.a.
                                                         -----------  -----------

LOSS FROM OPERATIONS BEFORE INCOME TAXES                     (3,560)      (3,832)     -7%
INCOME TAX (BENEFIT) CHARGE                                      42            4     n.a.
                                                         -----------  -----------

NET LOSS                                                   $ (3,602)    $ (3,836)     -6%
                                                         ===========  ===========

RESULTS PER COMMON SHARE:
    HISTORICAL - BASIC AND DILUTED:

        NET LOSS                                            $ (0.36)     $ (1.81)    -80%
                                                         ===========  ===========

WEIGHTED AVERAGE NUMBER OF SHARES (NOTE 1.)               9,955,957    2,115,837     n.a.
                                                         ===========  ===========


GIGA INFORMATION GROUP, INC.
NOTES TO CONSOLIDATED OPERATING RESULTS

NOTE 1.   COMPONENTS OF WEIGHTED AVERAGE COMMON SHARES:

                                                              QUARTER ENDED                       QUARTER ENDED
                                                              MARCH 31, 1999                      MARCH 31, 1998
                                                         ------------------------            -------------------------
                                                                       Weighted                             Weighted
                                                           Actual      Average                 Actual       Average
                                                         -----------  -----------            ------------  -----------
Shares issued and outstanding at beginning of period      9,943,502    9,943,502               2,093,107    2,093,107
    Shares issued from exercise of warrants                  12,666        7,681                       -            -
    Shares issued from exercise of stock options             13,268        4,774                  31,035       22,730
                                                         -----------  -----------            ------------  -----------
        Total (a)                                         9,969,436    9,955,957               2,124,142    2,115,837
                                                         ===========  ===========            ============  ===========

    (a) Historic amounts reported for actual and weighted average outstanding shares for March 31, 1998 are not inclusive of 3,000,000 shares issued pursuant to the Company's Initial Public Offering of Common Stock in July 1998 and conversion of all of the Company's outstanding Preferred Stock into 4,686,784 shares of Common Stock upon closing of the offering in August 1998.

GIGA INFORMATION GROUP, INC.

CONSOLIDATED BALANCE SHEET DATA
    (IN THOUSANDS, EXCEPT SHARE DATA)                                  MARCH 31,            DECEMBER 31,
                                                                         1999                  1998
                                                                    --------------        ---------------
ASSETS
    Cash, cash equivalents and marketable securities                    $ 20,160                $ 21,057
    Accounts receivable, net                                               9,296                  15,017
    Total current assets                                                  38,833                  45,591
    Property and equipment, net                                            4,170                   3,430
    Total assets                                                          43,194                  49,213

LIABILITIES AND STOCKHOLDERS' EQUITY
    Deferred revenues                                                   $ 27,978                $ 29,470
    Debt, current portion                                                    481                     461
    Total current liabilities                                             36,407                  39,363
    Total liabilities                                                     36,723                  39,807
    Total stockholders' equity                                             6,471                   9,406
    Total liabilities and stockholders' equity                            43,194                  49,213

COMMON STOCK ISSUED AND OUTSTANDING                                    9,969,436               9,943,502




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